Exhibit 99.1

Bayer CropScience, LP Agrees to Settle Lawsuit Filed by Calyxt in Delaware Chancery Court

MINNEAPOLIS & ST. PAUL, Minn.--(BUSINESS WIRE)--May 15, 2018--Calyxt, Inc. (NASDAQ: CLXT), a consumer-centric, food- and agriculture-focused company, today announced that Bayer CropScience, LP (“Bayer”), has agreed to settle a lawsuit brought by Calyxt in the Delaware Chancery Court.

Under the settlement terms, the parties agreed that the 2013 License Agreement is terminated, that Bayer will destroy any technology, related product and confidential information covered by the License Agreement, and that Bayer will permanently abandon patent applications that are based on or include data related to the covered technology. This settlement confirms Bayer and its subsidiaries have no access to Calyxt technology or intellectual property.

In December 2013, Calyxt entered into a Research and Commercial License Agreement (the “License Agreement”) with Bayer, pursuant to which Calyxt granted Bayer a license to certain patents for the research and commercialization of products developed with TALEN® technology. Calyxt believes that Bayer has breached the License Agreement and, on March 12, 2018, Calyxt filed a complaint in Delaware Chancery Court requesting a declaration that the License Agreement has terminated for material breach and an order of specific performance requiring Bayer to comply with its post-termination obligations. The settlement has been filed in Delaware Chancery Court on May 15, 2018.

About Calyxt

Calyxt, Inc. is a consumer-centric, food- and agriculture-focused company. Calyxt is pioneering a paradigm shift to deliver healthier food ingredients, such as healthier oils and high fiber wheat, for consumers and crop traits that benefit the environment and reduce pesticide applications, such as disease tolerance, for farmers. Calyxt develops non-transgenic crops leveraging processes that occur in nature by combining its leading gene-editing technology and technical expertise with its innovative commercial strategy. Calyxt is located in Minneapolis-St. Paul, MN, and is listed on the Nasdaq market (ticker: CLXT).

For further information please visit our website: www.calyxt.com

Calyxt™ and the corporate logo are trademarks owned by Calyxt, Inc.

TALEN® is a registered trademark owned by Cellectis.

Calyxt Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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or
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or
Nick Opich, 212-896-1206
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or
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VP Corporate Strategy and Finance
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